SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                     December 20, 2001
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                            (Date of earliest event reported)

                                  Lehman ABS Corporation
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                (Exact Name of Registrant as Specified in Charter)

        Delaware                         1-11661                13-3447441
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(State of Incorporation)              (Commission           (I.R.S. Employer
                                      File Number)         Identification No.)

         101 Hudson Street
         Jersey City, New Jersey                                07302
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(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's Telephone Number, including area code (202) 526-7000
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ITEM 5.  Other Events
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     On December 20, 2001, Lehman ABS Corporation ("LABS") transferred $25,501,000 aggregate principal amount of 7.70% Debentures due May 15, 2097, issued by Ford Motor Company (the "Underlying Securities") to the Corporate Backed Trust Certificates, Ford Motor Co. Debenture-Backed Series 2001-36 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Ford Motor Co. Debenture-Backed Series 2001-36 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of November 15, 2001 (the "Series Supplement") and a Supplement to the Series Supplement, dated as of December 20, 2001 (the "Supplement" and, together with the Standard Terms and the Series Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated December 11, 2001 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter .

ITEM 7.  Financial Statements and Exhibits
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(a)      Financial Statements - Not Applicable

(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
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         4.1 Supplement to the Series Supplement, dated as of December 20, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            LEHMAN ABS CORPORATION


                            By: /s/ Rene Canezin
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                            Name:   Rene Canezin
                            Title:  Senior Vice President

December 20, 2001

INDEX TO EXHIBITS
    Exhibit No.                                    Description
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        4.1 Supplement to the Series Supplement, dated as of December 20, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.